Exhibit 99.1

Internap Delivers Strong Third Quarter 2007 Financial Results

•	Record revenue of $60.9 million, an increase of 32.7 percent as compared to the third quarter of 2006;

•	Record Adjusted EBITDA(1) of $10.9 million, an increase of 79.9 percent as compared to the third quarter of 2006;

•	Adjusted Gross Margin(1) of 51.9 percent; Adjusted EBITDA Margin(1) of 17.9 percent;

•	Fourth consecutive quarter of Adjusted Gross Margin(1) and Adjusted EBITDA Margin(1) improvement;

•	Return to profitability – GAAP Net Income of $1.8 million; and

•	Addition of 149 net new customers to end the third quarter at a total of 3,552 customers.

ATLANTA, GA – (November 6, 2007) Internap Network Services Corporation (NASDAQ: INAP), a global provider of fast, reliable, end-to-end Internet business solutions, today posted solid third quarter results, delivering record revenue and the fourth consecutive quarter of Adjusted Gross Margin(1) and Adjusted EBITDA Margin(1) improvement.  Results demonstrated strength across IP, Data Center and CDN Services segments.

“Record revenue, increased margins, a return to GAAP profitability, and accelerating new customer growth resulted in a strong third quarter,” said James P. DeBlasio, Internap’s president and chief executive officer. “Our strategy of bundling Internap’s enterprise-class data center services with our proprietary IP route optimization and content delivery products is gaining momentum in the market.  Another quarter of expanding margins points to revenue strength, improved operating leverage, ongoing financial discipline, and a focus on profitable growth.”

Total revenues in the third quarter 2007 increased 32.7 percent to $60.9 million, up from $45.9 million in the third quarter of 2006, which was prior to Internap’s February 20, 2007 acquisition of VitalStream Holdings, Inc.  Compared to the second quarter of 2007, total revenue increased 4.1 percent.  Accelerated growth in core IP Services and continued strength in Data Center and CDN Services drove the revenue increase.  These results more than offset year-over-year and sequential declines in Other revenue, which was impacted by a decrease in resold services.

GAAP Net Income for the third quarter of 2007 was $1.8 million, or $0.04 per diluted share, up $1.6 million and $0.03 per diluted share, respectively, from the same quarter last year.  Normalized Net Income(1) and Normalized Net Income Per Diluted Share(1), which exclude the impact of stock-based compensation, was $4.1 million, or $0.08 per diluted share for the third quarter of 2007.  Normalized Net Income(1) increased 88.6 percent compared to the third quarter of 2006 and was up 77.8 percent sequentially.  Normalized Net Income Per Diluted Share(1) grew 33.3 percent year-over-year, and increased 60.0 percent compared to the second quarter of 2007.

Internap’s Adjusted Gross Margin(1) grew to 51.9 percent in the third quarter of 2007, up from 45.0 percent in the third quarter of 2006.  Adjusted Gross Margin(1) grew 250 basis points sequentially, an increase from 49.4 percent in the second quarter of 2007.  The Company reported Adjusted EBITDA(1) of $10.9 million for the third quarter of 2007, an increase of $4.8 million, or 79.9 percent, from same quarter last year.  Sequentially, Adjusted EBITDA(1) increased $2.0 million or 21.8 percent.  Adjusted EBITDA Margin(1) expanded to 17.9 percent over last year’s third quarter Adjusted EBITDA Margin(1) of 13.2 percent.

The Company added 149 net new customers in the third quarter, ending the period with 3,552 customers under contract. This quarter’s new customers included FanU, Defender Technologies and 8x8.

Internap's updated 2007 guidance as of September 30, 2007 is as follows:

-- Full year revenue guidance of 30% - 35% over 2006;
-- Full year Adjusted EBITDA(1) in the range of $36 - $40 million;
-- Full year expected Adjusted Gross Margin(1) of approximately 50%; and
-- Full year capital expenditures in the range of $35 - $40 million, which is a decrease from previous capital expenditure guidance of $45 - $55 million. Internap’s previously announced build out of additional data centers is progressing on schedule, however, the Company will shift timing of some of the expenditures from late in the fourth quarter of 2007 to early in the first quarter of 2008.

Conference Call Information:
Internap's third quarter 2007 conference call will be held today at 5:00 p.m., EST. Participants may access the call by dialing 888-256-0990. International callers should dial 913-312-1394.  Listeners may also connect to the simultaneous Webcast available from the investor services section of the Company's Web site at http://ir.internap.com/events.cfm.  A replay of the call will be available from November 6th at 8:00 p.m., EST, through November 20th at 888-203-1112 using the replay code 8460222.  International participants can access the replay at 719-457-0820 with the same code.

(1) Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Net Income (Loss) to Adjusted EBITDA," "Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income and Basic and Diluted Normalized Net Income Per Share" and "Reconciliation of Gross Margin to Adjusted Gross Margin." This information is also available on our Web site under the Investor Services heading.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network, and content monetization services (CDN), Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,500 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is "Making Innovation Possible." For more information visit www.internap.com.

Internap "Safe Harbor" Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; the ability to successfully integrate the operations of Internap and VitalStream; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Revenues:
Internet protocol (IP) services	$30,071	$27,625	$88,453	$81,744
Data center services	21,711	14,817	59,941	40,054
Content delivery network (CDN) services	6,057	—	13,344	—
Other	3,041	3,432	11,170	10,606
Total revenues	60,880	45,874	172,908	132,404
Operating expenses:
Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	10,722	10,156	31,461	29,527
Data center services	14,523	12,532	42,922	33,630
CDN services	1,860	—	4,481	—
Other	2,167	2,548	8,653	7,902
Direct cost of amortization of acquired technology	1,228	137	2,936	412
Direct cost of customer support	4,495	2,930	12,212	8,596
Product development	1,733	1,107	4,735	3,490
Sales and marketing	8,691	6,569	23,222	20,611
General and administrative	8,028	5,618	24,195	15,888
Restructuring and asset impairment	—	319	12,527	319
Acquired in-process research and development	—	—	450	—
Depreciation and amortization	5,903	4,074	16,727	11,717
Gain on disposals of property and equipment	—	—	(5)	(114)
Total operating costs and expenses	59,350	45,990	184,516	131,978
Income (loss) from operations	1,530	(116)	(11,608)	426

Non-operating (income) expense:
Interest income	(616)	(619)	(1,981)	(1,563)
Interest expense	206	215	697	698
Other, net	24	—	5	(146)
Total non-operating income	(386)	(404)	(1,279)	(1,011)

Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	1,916	288	(10,329)	1,437

Provision for income taxes	121	100	277	100
Equity in earnings of equity-method investment, net of taxes	(42)	(7)	(66)	(111)
Net income (loss)	$1,837	$195	$(10,540)	$1,448

Net income (loss) per share:
Basic	$0.04	$0.01	$(0.23)	$0.04
Diluted	$0.04	$0.01	$(0.23)	$0.04

Weighted average shares used in per share calculations:
Basic	48,761	34,839	46,238	34,537
Diluted	49,709	35,894	46,238	35,343

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$43,319	$45,591
Short-term investments in marketable securities	23,126	13,291
Accounts receivable, net of allowance of $2,198 and $888, respectively	33,106	20,282
Inventory	315	474
Prepaid expenses and other assets	7,207	3,818

Total current assets	107,073	83,456

Property and equipment, net of accumulated depreciation of $160,403 and $151,269, respectively	62,858	47,493
Investments	1,006	2,135
Intangible assets, net of accumulated amortization of $22,360 and $18,644, respectively	44,569	1,785
Goodwill	191,100	36,314
Restricted cash	4,612	—
Deposits and other assets	1,760	2,519

Total assets	$412,978	$173,702

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$1,163	$4,375
Accounts payable	13,554	8,776
Accrued liabilities	11,196	8,689
Deferred revenue, current portion	3,816	3,260
Capital lease obligations, current portion	791	347
Restructuring liability, current portion	2,673	1,400
Other current liabilities	106	84

Total current liabilities	33,299	26,931

Notes payable, less current portion	18,582	3,281
Deferred revenue, less current portion	1,815	1,080
Capital lease obligations, less current portion	664	83
Restructuring liability, less current portion	8,084	3,384
Deferred rent	10,609	11,432
Other long-term liabilities	906	986

Total liabilities	73,959	47,177

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 200,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 60,000 shares authorized, 49,627 and 35,873 shares issued and outstanding, respectively	50	36
Additional paid-in capital	1,205,232	982,624
Accumulated deficit	(866,995)	(856,455)
Accumulated items of other comprehensive income	732	320

Total stockholders' equity	339,019	126,525

Total liabilities and stockholders' equity	$412,978	$173,702

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(10,540)	$1,448
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Asset impairment	3,632	319
Acquired in-process research and development	450	—
Depreciation and amortization	19,663	12,129
Gain on disposal of assets	—	(114)
Provision for doubtful accounts	1,049	(311)
Income from equity method investment	(66)	(111)
Non-cash changes in deferred rent	(955)	1,932
Stock-based compensation expense	6,638	4,718
Other, net	123	—
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	(11,058)	(385)
Inventory	107	179
Prepaid expenses, deposits and other assets	(580)	(726)
Accounts payable	1,872	2,608
Accrued expense and other liabilities	(1,872)	(494)
Deferred revenue	1,224	537
Accrued restructuring charge	5,973	(1,116)
Net cash provided by operating activities	15,660	20,613

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(22,475)	(9,867)
Purchases of short-term investments in marketable securities	(33,675)	(10,515)
Maturities of short-term investments in marketable securities	24,161	14,179
Proceeds from disposal of property and equipment	—	127
Cash received from acquisition, net of costs incurred for the transaction	3,203	—
Change in restricted cash	(3,709)	—
Other, net	—	113
Net cash used in investing activities	(32,495)	(5,963)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	19,742	—
Principal payments on notes payable	(11,318)	(3,281)
Payments on capital lease obligations	(1,419)	(434)
Proceeds from exercise of stock options, employee stock purchase plan, and exercise of warrants	7,686	5,984
Debt issuance costs	(69)	—
Other, net	(59)	36
Net cash provided by financing activities	14,563	2,305
Net (decrease) increase in cash and cash equivalents	(2,272)	16,955
Cash and cash equivalents at beginning of period	45,591	24,434

Cash and cash equivalents at end of period	$43,319	$41,389
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Common stock issued and stock options assumed for acquisition of VitalStream	$208,293	$—

NON-GAAP (ADJUSTED) FINANCIAL MEASURES
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income, adjusted gross margin and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income is net income (loss). The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding. We define non-GAAP measures as follows:

-- Adjusted EBITDA is net income (loss) plus stock based compensation expense, depreciation and amortization, restructuring and asset impairment, acquired in-process research and development, income taxes and interest expense less interest income – Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues -- Normalized net income is net income (loss) plus restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense -- Normalized diluted shares are diluted common shares outstanding used in GAAP net income (loss) per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method -- Normalized net income per share is normalized net income divided by basic and normalized diluted shares -- Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales. -- Adjusted gross margin is adjusted gross profit as a percentage of revenues. Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring and asset impairment and acquired in-process research and development to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate primarily to the Company's decision to exit leases for duplicative and excess space that we do not intend to build out now or in the future and one-time severance costs paid to terminated employees. Impairment costs relate to the Company's write-down of certain costs that were capitalized during the development of software to be used internally, leasehold improvements in restructured facilities and the write-down of an equity investment. Management believes that such restructuring and impairment charges and acquired in-process research and development were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net income (loss) and net income (loss) per share information by providing normalized net income and normalized net income per share, excluding the effect of restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item. Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to -- not a substitute for -- our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

-- EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and -- investors commonly adjust EBITDA information to eliminate the effect of restructuring, asset impairment and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:
- as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
- as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
- in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors' pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

A reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Net income (loss) (GAAP)	$1,837	$(1,683)	$195
Stock-based compensation expense	2,223	2,789	1,639
Depreciation and amortization, including depreciation and amortization included in direct cost of network, sales and services	7,131	6,966	4,211
Restructuring and asset impairment	—	1,178	319
Income taxes	121	106	100
Interest (income) expense, net	(410)	(404)	(404)
Adjusted EBITDA (non-GAAP)	$10,902	$8,952	$6,060

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME AND BASIC AND DILUTED NORMALIZED NET INCOME PER SHARE

Reconciliations of (1) net income (loss), the most directly comparable GAAP measure, to normalized net income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net income (loss) per share, the most directly comparable GAAP measure, to normalized net income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Net income (loss) (GAAP)	$1,837	$(1,683)	$195
Restructuring and asset impairment	—	1,178	319
Stock-based compensation expense	2,223	2,789	1,639
Normalized net income (non-GAAP)	$4,060	$2,284	$2,153

Shares used in per share calculation:
Basic (GAAP)	48,761	48,515	34,839

Diluted (GAAP)	49,709	48,515	35,894
Add potentially dilutive securities	—	1,100	—
Less dilutive effect of SFAS No. 123R under the treasury stock method	(507)	(491)	(494)
Normalized diluted shares (non-GAAP)	49,202	49,124	35,400

GAAP net income (loss) per share:
Basic	$0.04	$(0.03)	$0.01
Diluted	$0.04	$(0.03)	$0.01

Normalized net income per share (non-GAAP):
Basic	$0.08	$0.05	$0.06
Diluted	$0.08	$0.05	$0.06

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2007	2007	2006
Revenues:
Internet protocol (IP) services	$30,071	$29,345	$27,625
Data center services	21,711	19,927	14,817
Content delivery network (CDN) services	6,057	5,235	—
Other	3,041	3,987	3,432
Total revenues	60,880	58,494	45,874

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	10,722	10,516	10,156
Data center services	14,523	14,095	12,532
CDN services	1,860	1,958	—
Other	2,167	3,048	2,548
Direct cost of amortization of acquired technology	1,228	1,054	137
Direct cost of customer support	4,495	4,330	2,930
Depreciation and amortization associated with cost of sales	4,765	4,833	3,632
Total cost of sales	39,760	39,834	31,935

Gross profit (GAAP)	$21,120	$18,660	$13,939
Gross margin (GAAP)	34.7%	31.9%	30.4%

Add:
Direct cost of customer support	$4,495	$4,330	$2,930
Depreciation and amortization:
Included in direct cost of network, sales and services	1,228	1,054	137
Associated with cost of network, sales and services	4,765	4,833	3,632

Adjusted gross profit (non-GAAP)	$31,608	$28,877	$20,638
Adjusted gross margin (non-GAAP)	51.9%	49.4%	45.0%